Exhibit 99

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

SECOND QUARTER 2004 RESULTS

-Second Quarter 2004 Pro Forma Net Revenue Increases 8%,

Meeting High End of Guidance-

SANTA MONICA, CALIFORNIA, August 5, 2004 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and six-month periods ended June 30, 2004.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). As a result of the Company’s sale of its publishing division, the financial information for all periods presented has been adjusted to reflect the publishing operations as discontinued operations in accordance with SFAS No. 144. This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to the most directly comparable GAAP financial measure, is included beginning on page 9. Unaudited financial highlights are as follows:

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2004	2003	Change	2004	2003	Change
Net revenue	$68,945	$64,148	7%	$120,995	$112,418	8%
Operating expenses (1)	40,068	39,437	2%	78,727	75,819	4%
Broadcast cash flow (2)	28,877	24,711	17%	42,268	36,599	15%
EBITDA as adjusted (2)	24,757	21,010	18%	34,135	30,473	12%
Free cash flow (3)	$15,176	$10,125	50%	$14,915	$10,495	42%
Free cash flow per share, basic and diluted	$0.12	$0.08	50%	$0.12	$0.09	33%

Net income (loss)	$5,091	$1,176	333%	$(132)	$(5,481)	(98)%
Net income (loss) applicable to common stockholders: Basic and diluted	$0.02	$(0.01)	NM	$(0.07)	$(0.09)	(22)%
Basic weighted average common shares outstanding	87,178,430	123,235,021		87,159,468	121,619,853

Diluted weighted average common shares outstanding	124,454,254	123,235,021		87,159,468	121,619,853

(1)	Operating expenses include direct operating, selling, general and administrative expenses. It does not include corporate expenses, depreciation, amortization, non-cash stock-based compensation and gain on sale of assets.
(2)	Broadcast cash flow means operating income before corporate expenses, gain on sale of assets, depreciation and amortization and non-cash stock-based compensation. EBITDA as adjusted means broadcast cash flow less corporate expenses. The Company uses the term EBITDA as adjusted because that measure does not include non-cash stock-based compensation. The Company evaluates and projects the liquidity and cash flows of its business using several measures, including broadcast cash flow and EBITDA as adjusted. The Company considers these measures as important indicators of liquidity relating to its operations, as they eliminate the effects of non-cash gain on sale of assets, non-cash depreciation and amortization, and non-cash stock-based compensation awards. The Company uses these measures to evaluate liquidity and cash flow improvement from year to year as they eliminate non-cash expense items. The Company believes its investors should use these measures because they may provide a better comparability of the Company’s liquidity to that of its competitors.

While the Company and many in the financial community consider broadcast cash flow and EBITDA as adjusted to be important, they should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. In addition, the Company’s definitions of broadcast cash flow and EBITDA as adjusted differ from those of many companies reporting similarly named measures.

(3)	Free cash flow is defined as EBITDA as adjusted less cash paid for income taxes, net interest expense and capital expenditures. Net interest expense is defined as interest expense less non-cash interest expense relating to amortization of debt finance costs less interest income. The Company uses net interest expense instead of actual cash paid for interest in the free cash flow calculation so that quarterly results are comparable as the Company makes bond interest payments twice a year. Free cash flow per share is defined as free cash flow divided by weighted average common shares outstanding.

Entravision Communications

Commenting on the Company’s results, Walter Ulloa, Chairman and Chief Executive Officer, said: “Our company generated improved results in the quarter as we capitalized on our growing ratings and an aggressive effort by our sales teams. As we continue to capitalize on the significant growth of Spanish-language media, we are making inroads into attracting new advertisers who wish to penetrate our fast growing audience. At the same time, we continue to convert an increasing amount of our top-line growth into cash flow, as we benefit from the investments we have made in our infrastructure, while controlling costs.”

Mr. Ulloa continued, “Looking ahead, we remain one of the fastest growing media companies in the nation. All of our divisions currently are expected to post strong revenue increases in the third quarter. Our television revenue is pacing up solidly even with limited exposure to political advertising, our radio division is significantly outpacing the general market and our outdoor division is on track to produce positive top-line gains. At the foundation of this growth is our commitment to building valuable media platforms in the nation’s fastest growing and most densely populated Hispanic markets. We continue to seek opportunities to strengthen our asset base through strategic acquisitions that leverage our existing station group or allow us to enter new markets that are experiencing significant Hispanic population growth.”

Financial Results

Three Months Ended June 30, 2004 Compared to Three Months Ended June 30, 2003

(Unaudited)

	Three Months Ended June 30,
	2004	2003	% Change
Net revenue	$68,945	$64,148	7%
Operating expenses (1)	40,068	39,437	2%

Broadcast cash flow (1)	28,877	24,711	17%
Corporate expenses (2)	4,120	3,701	11%

EBITDA as adjusted (1)	24,757	21,010	18%
Gain on sale of assets	(2,392)	—	NM
Non-cash stock-based compensation	(2)	846	NM
Depreciation and amortization	11,247	10,966	3%

Operating income	15,904	9,198	73%
Interest expense, net	(6,563)	(7,098)	(8)%

Income before income taxes	9,341	2,100	345%

Income tax expense	(4,320)	(1,183)	265%

Net income before equity in net earnings of nonconsolidated affiliates	5,021	917	NM
Equity in net earnings of nonconsolidated affiliates	70	260	(73)%

Net income before discontinued operations	5,091	1,177	333%
Loss from discontinued operations	—	(1)	NM

Net income	$5,091	$1,176	333%

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.
(2)	Corporate expenses for the three months ending June 30, 2003 reflect a net reimbursement of $0.3 million from Univision for costs related to the merger between Univision Communications Inc. and Hispanic Broadcasting Corporation.

Entravision Communications

Net revenue increased to $68.9 million for the three-month period ended June 30, 2004 from $64.1 million for the three-month period ended June 30, 2003, an increase of $4.8 million. The overall increase came from our television and radio segments, which together accounted for an increase of $4.9 million. The increase from these segments was attributable to increased advertising sold (referred to as “inventory” in our industry) and increased rates for that inventory. The overall increase in net revenue was partially offset by a decrease in revenue from our outdoor segment of $0.1 million.

Company operating expenses increased to $40.1 million for the three-month period ended June 30, 2004 from $39.4 million for the three-month period ended June 30, 2003, an increase of $0.7 million. This increase was primarily attributable to our television and radio segments, which together accounted for $0.4 million of the increase. The increase from these segments was attributable to an increase in commissions and national representation fees associated with the increase in net revenue, an increase in salaries and an increase in news costs due to the addition of newscasts. The $0.4 million increase from our television and radio segments was net of a one-time recovery of prior year expenses of $1.0 million in accordance with the terms of an amendment to our marketing and sales agreement with Univision. The overall increase in operating expenses was also partially attributable to our outdoor segment, which accounted for $0.3 million of the overall increase.

Broadcast cash flow increased to $28.9 million for the three-month period ended June 30, 2004 from $24.7 million for the three-month period ended June 30, 2003, an increase of $4.2 million, or 17%.

Corporate expenses increased to $4.1 million for the three-month period ended June 30, 2004 from $3.7 million for the three-month period ended June 30, 2003, an increase of $0.4 million. The increase was primarily attributable to a $0.5 million reimbursement from Univision in the second quarter of 2003 (offset by $0.2 million of Univision-related expenses in the second quarter of 2003) for legal and other costs associated with the third-party information request that we received in connection with the merger between Univision and Hispanic Broadcasting Corporation. The increase was also attributable to higher wages and legal expenses, partially offset by lower insurance expenses.

EBITDA as adjusted increased to $24.8 million for the three-month period ended June 30, 2004 from $21.0 million for the three-month period ended June 30, 2003, an increase of $3.8 million, or 18%.

Entravision Communications

Six Months Ended June 30, 2004 Compared to Six Months Ended June 30, 2003

(Unaudited)

	Six Months Ended June 30,
	2004	2003	% Change
Net revenue	$120,995	$112,418	8%
Operating expenses (1)	78,727	75,819	4%

Broadcast cash flow (1)	42,268	36,599	15%
Corporate expenses (2)	8,133	6,126	33%

EBITDA as adjusted (1)	34,135	30,473	12%
Gain on sale of assets	(3,396)	—	NM
Non-cash stock-based compensation	(42)	1,149	NM
Depreciation and amortization	22,034	21,821	1%

Operating income	15,539	7,503	107%
Interest expense, net	(13,346)	(13,393)	0%

Income (loss) before income taxes	2,193	(5,890)	NM

Income tax benefit (expense)	(2,284)	470	NM

Net loss before equity in net earnings (loss) of nonconsolidated affiliates	(91)	(5,420)	(98)%
Equity in net earnings (loss) of nonconsolidated affiliates	(41)	211	NM

Net loss before discontinued operations	(132)	(5,209)	(97)%
Loss from discontinued operations	—	(272)	NM

Net loss	$(132)	$(5,481)	(98)%

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.
(2)	Corporate expenses for the six months ending June 30, 2003 reflect a net reimbursement of $1.5 million from Univision for costs related to the merger between Univision and Hispanic Broadcasting Corporation.

Net revenue increased to $121.0 million for the six-month period ended June 30, 2004 from $112.4 million for the six-month period ended June 30, 2003, an increase of $8.6 million. The overall increase came from our television and radio segments, which together accounted for an increase of $9.1 million. The increase from these segments was attributable to increased inventory sold, increased rates for that inventory and increased revenue due to a full six-month period of operations of our 2003 acquisitions. The overall increase in net revenue was partially offset by a decrease in revenue from our outdoor segment of $0.5 million.

Company operating expenses increased to $78.7 million for the six-month period ended June 30, 2004 from $75.8 million for the six-month period ended June 30, 2003, an increase of $2.9 million. Our television and radio segments accounted for $1.9 million of the increase. The increase from these segments was attributable to an increase in commissions and national representation fees associated with the increase in net revenue, an increase in news costs due to the addition or expansion of newscasts, an increase in salaries and an increase in rent expense. The $1.9 million increase from our television and radio segments was net of a one-time recovery of prior year expenses of $1.0 million in accordance with the terms of an amendment to our marketing and sales agreement with Univision. The overall increase in operating expenses was also partially attributable to our outdoor segment, which accounted for $1.0 million of the overall increase. The increase from this segment was primarily attributable to severance amounts paid to the former president of our outdoor division and increased leasing expense.

Broadcast cash flow increased to $42.3 million for the six-month period ended June 30, 2004 from $36.6 million for the six-month period ended June 30, 2003, an increase of $5.7 million, or 15%.

Entravision Communications

Corporate expenses increased to $8.1 million for the six-month period ended June 30, 2004 from $6.1 million for the six-month period ended June 30, 2003, an increase of $2.0 million. The increase was primarily attributable to a $2.0 million reimbursement from Univision in the first half of 2003 (offset by $0.5 million of Univision-related expenses in the first half of 2003) for legal and other costs associated with the third-party information request that we received in connection with the merger between Univision and Hispanic Broadcasting Corporation. The increase was also attributable to higher wages and legal expenses, partially offset by lower insurance expenses.

EBITDA as adjusted increased to $34.1 million for the six-month period ended June 30, 2004 from $30.5 million for the six-month period ended June 30, 2003, an increase of $3.6 million, or 12%.

Pro Forma Segment Results

With the sale of the Company’s radio assets in Fresno, California and Chicago, Illinois in the first half of 2004, the Company no longer has any remaining broadcasting operations in those two markets. As a result, the Company has elected to present its segment information on a pro forma basis by eliminating its broadcasting results from those markets in both of the periods presented so that the comparisons between the periods will be meaningful. The Company believes that pro forma presentation is appropriate and useful to investors when the Company exits or enters an entire market. A table reconciling each pro forma financial measure to its most directly comparable GAAP financial measure is included beginning on page 10.

The following is the Company’s selected unaudited pro forma segment information for the second quarter of 2004:

	Three Months Ended June 30,
	2004	2003	% Change
Net Revenue
Television	$36,046	$32,368	11%
Radio	24,571	22,759	8%
Outdoor	8,188	8,302	(1)%

Total	$68,805	$63,429	8%

Operating Expenses (1)
Television	$18,465	$18,368	1%
Radio	14,767	14,150	4%
Outdoor	6,662	6,414	4%

Total	$39,894	$38,932	2%

Broadcast Cash Flow (1)
Television	$17,581	$14,000	26%
Radio	9,804	8,609	14%
Outdoor	1,526	1,888	(19)%

Total	$28,911	$24,497	18%

EBITDA as adjusted (1)
Corporate expenses (2)	$4,120	$3,701	11%

Total	$24,791	$20,796	19%

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.
(2)	Corporate expenses for the three months ending June 30, 2003 reflect a net reimbursement of $0.3 million from Univision for costs related to the merger between Univision and Hispanic Broadcasting Corporation.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three Months Ended June 30,
	2004	2003	% Change
Net Revenue
Television	$36,046	$32,368	11%
Radio	24,711	23,478	5%
Outdoor	8,188	8,302	(1)%

Total	$68,945	$64,148	7%

Operating Expenses (1)
Television	$18,465	$18,368	1%
Radio	14,941	14,655	2%
Outdoor	6,662	6,414	4%

Total	$40,068	$39,437	2%

Broadcast Cash Flow (1)
Television	$17,581	$14,000	26%
Radio	9,770	8,823	11%
Outdoor	1,526	1,888	(19)%

Total	$28,877	$24,711	17%

EBITDA as adjusted (1)
Corporate expenses (2)	$4,120	$3,701	11%

Total	$24,757	$21,010	18%

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.
(2)	Corporate expenses for the three months ending June 30, 2003 reflect a net reimbursement of $0.3 million from Univision for costs related to the merger between Univision and Hispanic Broadcasting Corporation.

Guidance

As discussed above, with the sale of the Company’s radio assets in Fresno, California and Chicago, Illinois in the first half of 2004, the Company no longer has any remaining broadcasting operations in those two markets. As a result, the Company has elected to present its guidance on a pro forma basis by eliminating its broadcasting results from those markets for the prior period so that the comparison between the periods will be meaningful. The amounts excluded below from net revenue and operating expenses for the third quarter of 2003 were $806,000 and $583,000, respectively.

The following is the Company’s pro forma guidance for the third quarter of 2004. Guidance may constitute a “forward-looking statement.” Please see below regarding statements that are forward looking (dollars in thousands):

	Q3 2004	Q3 2003 pro forma	% Change
		(unaudited)
Net Revenue:
Television	$36,000 - $36,300	$32,270	12%
Radio	25,250 - 25,600	23,652	7% - 8%
Outdoor	8,250 - 8,300	7,691	7% - 8%

Total net revenue	69,500 - 70,200	63,613	9% - 10%
Operating expenses	41,900 - 42,400	40,311	4% - 5%

Corporate expenses	4,350 - 4,450	4,141	5% - 7%

Entravision Communications

Entravision Communications Corporation will hold a conference call to discuss its second quarter 2004 results on August 5, 2004 at 5:00 p.m. Eastern Daylight Time. To access the conference call, please dial 212-346-6517. The call will be webcast live and archived for replay at www.entravision.com.

Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television, radio and outdoor operations to reach approximately 75% of Hispanic consumers across the United States, as well as the border markets of Mexico. Entravision is the largest affiliate group of both the top-ranked Univision television network and Univision’s TeleFutura network, with television stations in 20 of the nation’s top 50 Hispanic markets. The company also operates one of the nation’s largest centrally programmed Spanish-language radio networks, which serves 21 markets via 54 owned and/or operated radio stations. The company’s outdoor operations consist of approximately 10,900 advertising faces concentrated primarily in Los Angeles and New York. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

For more information, please contact:

John DeLorenzo	Mike Smargiassi / Jonathan Lesko
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Net revenue (including related parties of $289, $375, $551 and $678)	$68,945	$64,148	$120,995	$112,418

Expenses:
Direct operating expenses (including related parties of $3,141, $3,892, $5,401 and $6,190)	28,733	27,077	54,735	51,642
Selling, general and administrative expenses	11,335	12,360	23,992	24,177
Corporate expenses (including related party reimbursements of $0, $500, $0 and $2,000)	4,120	3,701	8,133	6,126
Gain on sale of assets	(2,392)	—	(3,396)	—
Non-cash stock-based compensation	(2)	846	(42)	1,149
Depreciation and amortization	11,247	10,966	22,034	21,821

Total operating expenses	53,041	54,950	105,456	104,915

Operating income	15,904	9,198	15,539	7,503

Interest expense	(6,630)	(7,112)	(13,502)	(13,422)
Interest income	67	14	156	29

Income (loss) before income taxes	9,341	2,100	2,193	(5,890)

Income tax benefit (expense)	(4,320)	(1,183)	(2,284)	470

Net income (loss) before equity in net earnings (loss) of nonconsolidated affiliates	5,021	917	(91)	(5,420)

Equity in net earnings (loss) of nonconsolidated affiliates	70	260	(41)	211

Net income (loss) before discontinued operations	5,091	1,177	(132)	(5,209)

Loss from discontinued operations, net of tax $0, $8, $0 and $15	—	(1)	—	(272)

Net income (loss)	5,091	1,176	(132)	(5,481)

Accretion of preferred stock redemption value	(3,113)	(2,799)	(6,144)	(5,523)

Net income (loss) applicable to common stock	$1,978	$(1,623)	$(6,276)	$(11,004)

Net income (loss) per share from continuing operations applicable to common stockholders	$0.02	$(0.01)	$(0.07)	$(0.09)
Net income (loss) per share from discontinued operations	—	—	—	—

Net income (loss) per share, basic and diluted	$0.02	$(0.01)	$(0.07)	$(0.09)

Basic weighted average common shares outstanding	87,178,430	123,235,021	87,159,468	121,619,853

Diluted weighted average common shares outstanding	124,454,254	123,235,021	87,159,468	121,619,853

Entravision Communications

Entravision Communications Corporation

Reconciliation of Broadcast Cash Flow, EBITDA as Adjusted and

Free Cash Flow to Net Income (loss)

(In thousands) (Unaudited)

The most directly comparable GAAP financial measure to each of broadcast cash flow, EBITDA as adjusted and free cash flow is net income (loss). A reconciliation of these non-GAAP measures to net income (loss) for each of the periods presented is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Broadcast cash flow (1)	$28,877	$24,711	$42,268	$36,599
Corporate expenses	4,120	3,701	8,133	6,126

EBITDA as adjusted (1)	24,757	21,010	34,135	30,473
Gain from sale of assets	(2,392)	—	(3,396)	—
Non-cash stock-based compensation	(2)	846	(42)	1,149
Depreciation and amortization	11,247	10,966	22,034	21,821

Operating income	15,904	9,198	15,539	7,503

Interest expense	(6,630)	(7,112)	(13,502)	(13,422)
Interest income	67	14	156	29

Income (loss) before income taxes	9,341	2,100	2,193	(5,890)

Income tax benefit (expense)	(4,320)	(1,183)	(2,284)	470

Net income (loss) before equity in net earnings (loss) of nonconsolidated affiliates	5,021	917	(91)	(5,420)

Equity in net earnings (loss) of nonconsolidated affiliates	70	260	(41)	211

Net income (loss) before discontinued operations	5,091	1,177	(132)	(5,209)
Loss from discontinued operations	—	(1)	—	(272)

Net income (loss)	$5,091	$1,176	$(132)	$(5,481)

(1)	Broadcast cash flow and EBITDA as adjusted are defined on page 1.

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
EBITDA as adjusted (1)	$24,757	$21,010	$34,135	$30,473
Net interest expense (1)	(5,769)	(6,551)	(11,736)	(12,344)
Cash paid for income taxes	(396)	(461)	(671)	(1,009)
Capital expenditures (2)	(3,416)	(3,873)	(6,813)	(6,625)

Free cash flow (1)	15,176	10,125	14,915	10,495

Capital expenditures (2)	3,416	3,873	6,813	6,625
Non-cash interest expense relating to amortization of debt finance costs	(794)	(547)	(1,610)	(1,049)
Non-cash income tax benefit (expense)	(3,924)	(722)	(1,613)	1,479
Gain on sale of assets	2,392	—	3,396	—
Non-cash stock-based compensation	2	(846)	42	(1,149)
Depreciation and amortization	(11,247)	(10,966)	(22,034)	(21,821)

Net income (loss) before equity in net earnings (loss) of nonconsolidated affiliates	5,021	917	(91)	(5,420)

Equity in net earnings (loss) of nonconsolidated affiliates	70	260	(41)	211

Net income (loss) before discontinued operations	5,091	1,177	(132)	(5,209)
Loss from discontinued operations	—	(1)	—	(272)

Net income (loss)	$5,091	$1,176	$(132)	$(5,481)

(1)	EBITDA as adjusted, net interest expense and free cash flow are defined on page 1.
(2)	Capital expenditures is not part of the consolidated statement of operations.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Pro Forma Measures to GAAP Measures

(In thousands)

(Unaudited)

The following table reconciles each of the pro forma measures used in this press release – radio net revenue, total net revenue, radio operating expenses, total operating expenses, radio broadcast cash flow, total broadcast cash flow and EBITDA as adjusted – to its respective GAAP financial measure. The reconciliation of each of broadcast cash flow and EBITDA as adjusted to net income (loss) is set forth above.

	Three Months Ended June 30,
	2004	2003
Radio net revenue	$24,711	$23,478
Less Fresno and Chicago markets	(140)	(719)

Pro forma radio net revenue	$24,571	$22,759

Total net revenue	$68,945	$64,148
Less Fresno and Chicago markets	(140)	(719)

Pro forma total net revenue	$68,805	$63,429

Radio operating expenses (1)	$14,941	$14,655
Less Fresno and Chicago markets	(174)	(505)

Pro forma radio operating expenses (1)	$14,767	$14,150

Total operating expenses (1)	$40,068	$39,437
Less Fresno and Chicago markets	(174)	(505)

Pro forma total operating expenses (1)	$39,894	$38,932

Radio broadcast cash flow (1)	$9,770	$8,823
Less Fresno and Chicago markets	34	(214)

Pro forma radio broadcast cash flow (1)	$9,804	$8,609

Total broadcast cash flow (1)	$28,877	$24,711
Less Fresno and Chicago markets	34	(214)

Pro forma total broadcast cash flow (1)	$28,911	$24,497

EBITDA as adjusted (1)	$24,757	$21,010
Less Fresno and Chicago markets	34	(214)

Pro forma EBITDA as adjusted (1)	$24,791	$20,796

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.